Exhibit 99.1

WORKING TO DAYLIGHT SIGNIFICANT VALUE

Short-term goals are small steps towards the long-term objective of S&P 500 inclusion

Operational Improvements

- Greens Creek: increasing throughput, production improves the technical report
- Lucky Friday: implementing the UCB method & mining the intermediate veins improves the technical report
- Casa Berardi: attempting to overcome inflation pressures particularly diesel

Advancing Exploration & Development

- If Alexco & Wheaton transactions close, Keno Hill anticipated to begin producing in 2024
- New permitting strategy for Montana assets
- Hollister permitting changes to discharge more water
- Midas continued drilling East Graben
- San Sebastian drilling mine area and La Roca
- Republic drilling the Blacktail and Tom Thumb targets in historic district with 3m oz production
- San Juan Silver rehabbing the access and drilling to the north

Balance Sheet Strength

- Improved debt rating, yield lower than peers
- Continued enhancing dividend



Keno Hill (Ag, Pb, Zn)
Mayo, Yukon
Greens Creek (Ag, Au, Pb, Zn)
Admiralty Island, Alaska
Kinskuch (Ag)
Alice Arm, BC
Silver Valley / Star (Ag, Pb, Zn)
Wallace, Idaho
Rock Creek (Ag, Cu)
Noxon, Montana
Republic (Au)
Republic, Washington
Montanore (Ag, Cu)
Libby, Montana
Vancouver, BC
Coeur d'Alene, Idaho
Lucky Friday (Ag, Pb, Zn)
Mullan, Idaho
Opinaca / Wildcat (Au)
James Bay, Québec
Casa Berardi (Au)
La Sarre, Québec
Val d'Or, Québec
Heva-Hosco (Au)
Val d'Or, Québec
Midas (Au)
Elko County, Nevada
Hollister (Au)
Elko County, Nevada
Winnemucca, Nevada
Fire Creek (Au)
Lander County, Nevada
Aurora (Au)
Mineral County, Nevada
San Juan Silver (Ag, Pb, Zn)
Creede, Colorado
Monte Cristo (Au)
Esmeralda County, Nevada
San Sebastian (Ag, Au)
Durango, Mexico
operating mines / mills
exploration properties
corporate offices

* Source – Fraser Institute Annual Survey of Mining Companies 2021

NYSE: HL

RESPONSIBLE. SAFE. INNOVATIVE. | 1

KEY CHARACTERISTICS OF HECLA US Incorporated and primary US and Canadian operations Brand value 40% of all US silver mined Potential for 40% of all Canadian silver mined Unparalleled growth – on a path of 17-20 million silver ounces by 2025 Low-cost mines with lower inflation risk Long-lived mines Low capital mines/projects (except Montana assets) Strong cash position Access to long-term debt Silver linked dividend policy RESPONSIBLE. SAFE. INNOVATIVE. l No other primary silver miner provides investors with the same risk profile to silver

Highly Prospective and Top-Rated Mining Jurisdiction Alignment in Environmental and Community Stewardship Increase Throughput and/or Lower Costs Long Mine Life ALEXCO KENO HILL SILVER DISTRICT ALEXCO ACQUISITION CONSISTENT WITH STRATEGIC DRIVERS RESPONSIBLE. SAFE. INNOVATIVE. l Among the World’s Highest-Grade Silver Deposits Infrastructure, No Significant Capital Outlay 88 Square Mile Land Package Significant Exploration Potential Achieves the 8 key factors that Hecla considers for internal and external investments

KENO HILL SILVER DISTRICT OVERVIEW RESPONSIBLE. SAFE. INNOVATIVE. l Historical Production of over 200 million ounces of silver at 40 oz Ag per ton HECTOR-CALUMET Property contains excellent exploration potential to host deposits similar in size and grade to the Hector-Calumet, Bermingham, or Flame and Moth deposits Numerous untested or poorly tested exploration targets occur throughout district BERMINGHAM

Arctic Zone Bear Zone BERMINGHAM MID-RANGE WORK PLAN RESPONSIBLE. SAFE. INNOVATIVE. l Focus on development and drilling in the Bear zone to open working faces 12-18 Month Expected to Focus: 800m to 1,200m of development 3,000m to 4,000m of infill & definition drilling (~8M Ag oz) 2021 Reserves (18.2M Ag oz) Bermingham Deep NE Zone Infill & definition drilling location

Christal Zone FLAME & MOTH MID-RANGE WORK PLAN RESPONSIBLE. SAFE. INNOVATIVE. l Development and drilling will focus on upper lightning zone 2021 Reserves (15.6M Ag oz) Lightning Zone 12-18 Month Expected to Focus: 500m to 600m of development 600m to 700m of infill & definition drilling (~2M Ag oz) Infill & definition drilling location

TRANSACTION EXPECTED TO BE COMPLETED

Hecla natural operator, positive institutional investor feedback, working capital loan provided

Hecla Natural Acquirer and Operator

- Long Mine Lives, 14+ years at all operating mines
- Largest Silver Producer in the US, Potential to be largest Silver Producer in Canada
- Best Jurisdictional Profile in Silver space, and Precious Metals Miners, enhanced if Alexco and Wheaton transactions close
- Currently 9.9% shareholder of Alexco

Transaction Support

- Lock up agreements with Wheaton, Management and Hecla stake, equates to ~ 15% voting support
- Positive feedback from institutional shareholders, supports trading activity of both Hecla and Alexco share performance since announcement
- Hecla provided working capital loan of up to $30 million to continue to advance development and drilling, a portion is convertible into ~10% of Alexco of current shares outstanding
- Right to match any alternative proposal
- Break fee of $10 million to Hecla if transaction isn't consummated in certain circumstances due to an alternative proposal

NYSE: HL

RESPONSIBLE. SAFE. INNOVATIVE. I 7

Nevada Drilling ongoing at Midas Development of Hatter Graben drift and exploration drilling suspended due to high water inflows Drilling at Aurora in progress Greens Creek Drilling to expand and upgrade multiple ore zones Surface drilling 4 target areas in progress Casa Berardi Drilling to expand resources in the West, Principal, and East Mines Regional exploration Sonic drilling completed; results pending San Sebastian Drill testing deeper levels of the La Roca district and multiple past producing veins Creede Drilling North Bulldog target is in progress Republic Drill testing the Blacktail target is in progress Keno Hill Surface exploration drilling to test several untested or poorly tested exploration targets HECLA’S 2022 EXPLORATION RESPONSIBLE. SAFE. INNOVATIVE. l 21 drill rigs company wide focused on expanding and discovery of resources